Exhibit 99.1
FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Posts 2008 and Revised 2007 Passive Foreign Investment Company (“PFIC”) Annual
Information Statements to Website
Stamford, CT. March 30, 2009 — Aircastle Limited (NYSE: AYR) announced today that it has posted its 2008 PFIC Annual Information Statement and a revised 2007 PFIC Annual Information Statement to its website.
Aircastle is considered a passive foreign investment company (a “PFIC”) for U.S. Federal income tax purposes through 2008 and expects to be treated as a PFIC for the foreseeable future.
U.S. shareholders are advised to consult with their tax advisors with respect to the 2008 and the revised 2007 PFIC Annual Information Statements.
To access Aircastle’s 2008 and Revised 2007 PFIC Annual Information Statements, select the tab “Tax Information (PFIC)” under the Quick Links section of the home page of the Aircastle website at www.aircastle.com.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2008 Aircastle’s aircraft portfolio consisted of 130 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 55 lessees located in 31 countries.